EXHIBIT 99.5
Citigroup Inc.
EUR 1,000,000,000 Floating Rate Notes due 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount of Series:	EUR 1,000,000,000
4.	Issue Price:	99.673% of the Aggregate Nominal Amount
5.	Specified Denominations:	EUR 1,000, EUR 10,000 and EUR 100,000
6.	Issue Date:	3 June 2004
7.	Maturity Date:	3 June 2011
8.	Interest Basis:	Floating Rate (as specified below)
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Payment Dates:	Interest will be paid quarterly in arrear on 3 March, 3 June, 3 September and 3 December in each year, ending on the Maturity Date, subject to adjustment in accordance with the Business Day Convention
	(ii) Business Day Convention:	Modified Following Business Day Convention
	(iii) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(iv) Screen Rate Determination:
	- Reference Rate:	3 month EURIBOR
	- Relevant Screen Page:	Telerate page 248
	- Interest Determination Date(s):	The second day on which the TARGET system is open prior to the start of each Interest Period
	- Relevant Time:	11.00 a.m. Brussels time
	- Relevant Financial Centre:	Euro-zone
	(v) Margin:	0.15% per annum
	(vi) Minimum Rate of Interest:	Not Applicable
	(vii) Maximum Rate of Interest:	Not Applicable
	(viii) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Center relating to Payment Dates:	London
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
18.	ISIN Code:	XS0193765673
19.	Common Code:	019376567